Exhibit 99.2

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Hold for Call		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE - February 27, 2020 - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 37 cents per share payable on March 25, 2020, to shareholders of record at the close of business on March 10, 2020.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 380 stores in 40 states, including 116 full-line stores in the United States, Canada and Puerto Rico; 248 Nordstrom Rack stores; three Jeffrey boutiques; two clearance stores; six Trunk Club clubhouses; and five Nordstrom Local service hubs. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook and TrunkClub.com. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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